Exhibit 16.1

                            [LETTERHEAD OF KPMG LLP]


November 13, 2006


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We are currently principal accountants for Peapack-Gladstone Financial Corporation and, under the date of February 28, 2006, we reported on the consolidated financial statements of Peapack-Gladstone Financial Corporation and subsidiary as of and for the years ended December 31, 2005 and 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005. On November 10, 2006, we were notified that Peapack-Gladstone Financial Corporation engaged Crowe Chizek and Company LLC as its principal accountants for the year ending December 31, 2007, subject to the execution of a definitive engagement letter, and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Peapack-Gladstone Financial Corporation's consolidated financial statements as of and for the year ended December 31, 2006, and the issuance of our report thereon. We have read Peapack-Gladstone Financial Corporation's statements included under Item 4.01 of its Form 8-K dated November 10, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with Peapack-Gladstone Financial Corporation's statement that the change was approved by the audit committee of the board of directors, and we are not in a position to agree or disagree with Peapack-Gladstone Financial Corporation's statements that Crowe Chizek and Company LLC was not consulted with regarding either (a) the application of accounting principles to any completed or contemplated transaction, or the type of audit opinion that might be rendered on Peapack-Gladstone Financial Corporation's consolidated financial statements; or (b) any of the other matters specified in Item 304(a)(1)(iv) of Regulation S-K.


Very truly yours,

/s/ KPMG LLP